Independent Auditors' Consent


The Board of Directors
Applied Microbiology, Inc.:

     We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.




                                                   /s/ KPMG PEAT MARWICK LLP


New York, New York
June 11, 1996